UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 23, 2025

VWF Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56459	88-1256373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio 45891
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 419-238-9662

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
NA	NA	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01Other Events.

On April 23, 2025, the Board of Directors of VWF Bancorp, Inc. (the “Company”) authorized senior management of the Company to take the requisite action at the appropriate time to terminate the registration of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Securities and Exchange Act of 1934, as amended. The Company is the holding company for GreenWay Bank (the “Bank”) (formerly known as Van Wert Federal Savings Bank). The Company will be eligible to terminate the registration of the Common Stock after the third anniversary of its initial public offering on July 13, 2025.

The Company intends to file a Form 15 (Certification and Notice of Termination from Registration) with the Securities and Exchange Commission (the “SEC”) on or after July 14, 2025. Upon filing, the Company’s obligation to file Forms 10-K, 10-Q and 8-K and other forms with the SEC will be suspended immediately, and will terminate when deregistration becomes effective 90 days after the filing date of the Form 15. Once deregistration becomes effective, the Company will no longer be required to file Forms 10-K, 10-Q and 8-K and other forms with the SEC. The Bank, however, will continue to report detailed quarterly financial information via its Call Reports, which are filed with the Federal Deposit Insurance Corporation (the “FDIC”) and publicly available on the FDIC’s website at www.fdic.gov.

The Company anticipates that its shares of Common Stock will continue to be quoted on the OTC Market (where they are currently quoted) to the extent market makers continue to make a market in the Company’s shares. No guarantee, however, can be made that a trading market in the Company’s common stock in any over-the-counter market will be maintained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

VWF BANCORP, INC.

/s/ Michael D. Cahill
Date: April 28, 2025	By:	Michael D. Cahill
	Title:	President and Chief Executive Officer